LICENSE AGREEMENT RELATING TO USE OF NAME

      AGREEMENT made as of February ___, 2001 by and among MERRILL LYNCH INVESTMENT MANAGERS INTERNATIONAL LIMITED, a corporation organized under the laws of England and Wales and doing business as MERCURY ADVISORS ("Mercury Advisors"), and MERCURY ASSET MANAGEMENT GROUP LTD., a corporation organized under the laws of England and Wales ("Mercury Group") (Mercury Advisors and Mercury Group are hereinafter together referred to as "Mercury"), and OPPENHEIMER SELECT MANAGERS, a Massachusetts business trust (the "Fund"), on behalf of Mercury Advisors S&P 500 Index Fund and Mercury Advisors Focus Growth Fund, two separate series of the Fund (collectively, the "Series").

                             W I T N E S S E T H :

      WHEREAS, Mercury Advisors was originally incorporated under the laws of England and Wales on March 12, 1981 under the name "Eighty-Ninth Shelf Trading Company Limited", changed on May 20, 1981 to "Aetna Warburg Investment Management Limited," which changed on October 1, 1981 to "Warburg Investment Management International Ltd." which changed on July 27, 1995 to "Mercury Asset Management International Ltd." and which changed on June 30, 2000 to "Merrill Lynch Investment Managers International Limited" and does business as "Mercury Advisors," and Mercury Group was incorporated under the laws of England and Wales on March 12, 1981 under the corporate name "Warburg Investment Management Ltd." which was changed on April 14, 1986 to "Mercury Warburg Investment Management Ltd.," changed on October 1, 1986 to "Mercury Asset Management Holdings Ltd." on March 3, 1987 to Mercury Asset Management plc" and was reregistered as a private limited company under the name "Mercury Asset Management Group Ltd." on March 9, 1998, and have used such name at all times thereafter;

      WHEREAS, the Fund was organized as a Massachusetts business trust on November 13, 2000; and

      WHEREAS, the Fund has requested Mercury to give its consent to the use of the word "Mercury" or the words "Mercury Advisors" in the names of the Series;

      NOW, THEREFORE, in consideration of the premises and of the covenants hereinafter contained, Mercury and the Fund, on behalf of the Series, hereby agree as follows:

      1. Mercury hereby grants the Fund a non-exclusive license to use the word "Mercury" or the words "Mercury Advisors" in the names of the Series.

      2. The non-exclusive license hereinabove referred to has been given and is given by Mercury on the condition that it may withdraw the non-exclusive license to the use of the word "Mercury" or the words "Mercury Advisors" in the names of either or both of the Series in the event of any breach of any provision of this Agreement or the termination of the Master-Feeder Participation Agreement by, between and among FAM Distributors, Inc., the Fund, OppenheimerFunds, Inc. and OppenheimerFunds Distirbutor, Inc., dated _____________, 2001; and, as soon as practicable after receipt by the Fund of written notice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, the Fund will change the names of the Series so that such name will not thereafter include the word "Mercury," the words "Mercury Advisors" or any variation thereof.

      3. Mercury reserves and shall have the right to grant to any other company, voluntary association or entity, including without limitation any other investment company, the right to use the word "Mercury," the words "Mercury Advisors" or variations thereof in its name and no consent or permission of the Fund shall be necessary; but, if required by an applicable state or federal law or authority, the Fund will forthwith grant all requisite consents.

      4. The Fund will not grant to any other company, voluntary association or entity the right to use the word "Mercury" or the words "Mercury Advisors" or any variation thereof in its name without the prior written consent of Mercury.

      5. This Agreement may be amended at any time by a writing signed by the parties hereto. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral, with respect thereto.

6. Mercury understands and agrees that the obligations of the Fund under this Agreement are not binding upon any trustee or shareholder of the Fund or Series personally, but bind only the Fund, but only with respect to the Series' property. Mercury represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming trustee or shareholder liability for acts or obligations of the Fund.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto on any number of counterparts, all of which together shall constitute one and the same instrument.

                               MERRILL LYNCH INVESTMENT MANAGERS INTERNATIONAL LIMITED, doing business as
                                MERCURY ADVISORS


                               By: _____________________________
                                  Name:
                                  Title:


                               MERCURY ASSET MANAGEMENT GROUP LTD.


                               By: _____________________________
                                  Name:
                                  Title:


                               OPPENHEIMER SELECT MANAGERS, ON BEHALF OF
                               MERCURY ADVISORS S&P 500 INDEX FUND AND MERCURY ADVISORS FOCUS GROWTH FUND


                               By: _____________________________
                                      Name:
                                      Title